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                                                                   EXHIBIT 4.1

                             SUPPLEMENTAL INDENTURE

     SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated to be effective as of July 1, 2002, among Standard Parking Corporation IL ("SPC-IL"), a Delaware corporation, Tower Parking, Inc. ("TOWER"), a Delaware corporation, Virginia Parking Service, Inc. ("VPS"), a Delaware corporation, APCOA/Standard Parking, Inc. (the "COMPANY") a Delaware corporation, and State Street Bank and Trust Company, as trustee under the indenture referred to below (the "TRUSTEE").

                                   WITNESSETH

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of March 30, 1998, as amended, providing for the issuance of an aggregate principal amount of $140,000,000 of 9 1/4% Senior Subordinated Notes due 2008 (the "9-1/4% NOTES");

     WHEREAS, Standard Parking Corporation, an Illinois corporation and guarantor under the Indenture, has been reincorporated (by merger into SPC-IL) in Delaware, and the following additional entities, also guarantors under the Indenture, have been merged into SPC-IL, all effective June 30, 2002: A-1 Auto Park, Inc.; APCOA Capital Corporation; Century Parking, Inc.; Events Parking Co., Inc.; Executive Parking Industries, L.L.C.; Metropolitan Parking System, Inc.; S&S Parking, Inc.; Sentinel Parking Co. of Ohio, Inc.; Sentry Parking Corporation; and Standard Parking Corporation IL, an Illinois corporation;

     WHEREAS, Tower Parking, Inc., an Ohio corporation and guarantor under the Indenture, has been reincorporated (by merger into Tower) in Delaware, effective June 30, 2002;

     WHEREAS, Virginia Parking Service, Inc., a Virginia corporation and guarantor under the Indenture, has been reincorporated (by merger into VPS) in Delaware, effective June 30, 2002;

     WHEREAS, Section 11.5 of the Indenture provides that under certain circumstances the Company may cause, and Section 11.3 of the Indenture provides that under certain circumstances the Company must cause, certain of its subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiaries shall unconditionally guarantee all of the Company's Obligations under the 9-1/4% Notes pursuant to a New Note Guarantee on the terms and conditions set forth therein; and

     WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

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     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of SPC-IL, Tower and VPS (the "NEW SUBSIDIARIES") and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the 9-1/4% Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO NOTE GUARANTEE. Each of the New Subsidiaries hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company's Obligations under the 9-1/4% Notes and the Indenture on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the 9-1/4% Notes, any New Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a 9-1/4% Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 9-1/4% Notes.

4. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the New Subsidiaries.

                            [SIGNATURE PAGES FOLLOW]

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

Dated as of July 1, 2002


                                          APCOA/STANDARD PARKING, INC.


                                          By:
                                             -----------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------


                                          STANDARD PARKING CORPORATION IL


                                          By:
                                             -----------------------------------
                                               Name:
                                                    ----------------------------
                                                 Title:
                                                       -------------------------


                                          TOWER PARKING, INC.


                                          By:
                                             -----------------------------------
                                               Name:
                                                    ----------------------------
                                                 Title:
                                                       -------------------------


                                          VIRGINIA PARKING SERVICE, INC.


                                          By:
                                             -----------------------------------
                                               Name:
                                                    ----------------------------
                                                 Title:
                                                       -------------------------


                                          STATE STREET BANK AND TRUST COMPANY,
                                          AS TRUSTEE


                                          By:
                                             -----------------------------------
                                               Name:
                                                    ----------------------------

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                                                 Title:
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